Exhibit 99.1

Leonard S. Jacob, M.D., Ph.D.
Chairman, Life Science Advisors

12339 Collier’s Reserve Drive Naples, Florida 34110	803 Oxford Crest Villanova, PA 19085

May 3, 2007

Board of Directors
Bradley Pharmaceuticals, Inc.
383 Route 46 West
Fairfield, New Jersey 07004-2402

To The Board. of Directors,

This is to inform you, that because of my ongoing governance concerns, I resign as non-executive Chairman of the Board of Bradley Pharmaceuticals effective immediately.

I wish you all the best in meeting the future challenges.

Respectfully submitted,

/s/ Leonard S. Jacob, M.D., Ph.D.

Leonard S. Jacob, M.D., Ph.D

cc: Nilene Evans